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                                                      Exhibit 2.8
                                                      -----------

                      PURCHASE AND SALE AGREEMENT


      AGREEMENT, dated as of May 31, 1995 (this "Agreement") among ABDOW CORPORATION, a Massachusetts corporation with a principal place of business at 595 Cottage Street, Springfield, Massachusetts 01101-0329, hereinafter referred to as "Seller", and the BICKFORD'S FAMILY RESTAURANTS division of ELXSI, a California corporation with a usual place of business at 1330 Soldier's Field Road, Boston, Massachusetts 02135, hereinafter referred to as "Buyer", GEORGE T. ABDOW, of Longmeadow, Massachusetts, hereinafter referred to as "George" and RONALD J. ABDOW of said Longmeadow, hereinafter referred to as "Ronald".

      1.   Sale of Assets.

           (a) On the Closing Date (as defined in Section 14), the Seller shall sell, transfer and assign to Buyer and Buyer shall purchase from Seller upon the terms and conditions set forth in this Agreement, the following, free and clear of all liens, defects in title, covenants, claims of third parties, security interests, mortgages, pledges, charges and similar encumbrances("Liens"):

           All of the Seller's right, title and interest in and to all furniture, fixtures, equipment and other personal property and leasehold improvements owned by Seller and located at any of the sixteen (16) restaurant locations (the "Restaurant Locations") listed on Exhibit "A" attached hereto and made a part hereof, and all other assets of the Seller used in the conduct of its restaurant business at the Restaurant Locations, including but not limited to maintenance vehicles, useable food and paper goods inventory located at any of the Restaurant Locations, dishes, glasses, utensils, uniforms, forms, office supplies, retail goods sold at cashier stands, inventory used in the repairs to the heating, ventilating, air conditioning and plumbing systems, training, marketing and promotional materials, recipes, menus, unit sales and controllable profit information, all cash on hand in the cash drawers at the Restaurant Locations (which shall total approximately $900.00 at each Restaurant Location) (the "Cash On-Hand"), any and all prepaid expenses and utility and other deposits owned by the Seller in connection with the operation of the Restaurant Locations which will inure to the benefit of the Buyer, any and all purchase orders and commitments of the Seller for the purchase of food, beverages, operating supplies, dishes, glasses, utensils, uniforms and paper goods (excluding those that are to be provided by Seller's existing commissary), any and all contracts relating to the operation of the Restaurant Locations in the ordinary course of business that are listed on Exhibit "B" attached hereto and made a part hereof, any and all permits, licenses and other approvals relating to the operation of the Restaurant Locations that are assignable by Seller, to the extent permitted by applicable law, copies of all personnel records of employees hired by the Buyer (with all personal and gratuitous comments purged) and all other miscellaneous property and information exclusively pertaining to the Restaurant Locations and their operation. The foregoing are hereinafter referred to as the "Purchased Assets" and are more particularly described on Exhibit "C" attached hereto and made a part hereof.

           (b) At the Closing the Seller shall also license to Buyer, on a perpetual, royalty-free basis, all rights of Seller in, to and under: (A) the stylized "Abdow's" registered United States trademark, (B) the unregistered "Abdow's" and "Abdow's Family Restaurants" names and marks, and (C) all goodwill associated with the foregoing trademark names and marks (the "Trademarks"), such license to be: (i) limited in scope as to the Buyer for use in connection with any of its restaurant business (present or future, and including any other restaurants owned or operated by the Buyer) throughout North America and (ii) as so limited, exclusive to the Buyer, except as otherwise provided in
Section 5 of this Agreement. The foregoing license is hereafter referred to as the "Trademark License", and the Trademark License shall be evidenced and effected under a Trademark License Agreement in the form of Exhibit "D" attached hereto and made part hereof (the "Trademark License Agreement").

           (c) It is acknowledged and agreed by the parties hereto that the Buyer is not assuming or incurring any debts, liabilities or obligations of the Seller under this Agreement, with respect to the Restaurant Locations or otherwise, other than those, if any, that may arise under any purchase orders, commitments, contracts, permits, licenses or approvals included in the Purchased Assets. Accordingly, the Seller shall: (i) take any and all actions which may be necessary in order to prevent any person or entity (including, without limitation, taxing and other governmental authorities) from having any recourse against the Buyer or any of the Purchased Assets with respect to all such debts, liabilities and obligations, and (ii) shall indemnify and hold harmless the Buyer, and its directors, officers, employees, stockholder and affiliates, from and against any and all Losses, (as defined in Section 15) directly or indirectly incurred, suffered, sustained or required to be paid by any of the foregoing based upon or arising out of any such debts, liabilities or obligations.

     2.   Purchase Price and Payment.

           (a) The Seller and Buyer agree that the purchase price for all of the Purchased Assets and the Trademark License shall be Three Million Five Hundred Thousand ($3,500,000.00)
Dollars: (i) plus an amount equal to all the Cash-On-Hand and Seller's prepaid expenses and deposits which are included among the Purchased Assets, (ii) plus an amount equal to the Seller's cost of all its useable food and paper goods inventory located at any of the Restaurant Locations on the Closing Date as per the price list furnished to Buyer by Seller prior to the date hereof,
(iii) minus the amount of the accrued but untaken vacation pay of all of Seller's employees hired by Buyer on or as of the Closing Date, and (iv) minus the amount of Seller's reimbursement for Site Assessments provided for in Section 5(a), to the extent not then reimbursed (v) plus or minus (as appropriate) such net amount as may be appropriate under the circumstances to equitably pro-rate as between the Buyer and Seller any utilities, real estate taxes or other charges in respect of Restaurant Locations that may either (x) have been paid by the Seller in whole or in part in relation to a period after the Closing Date or (y) be required to be paid by the Buyer in whole or in part in relation to a period before the Closing Date (the "Purchase Price"). It is understood and agreed that certain charges (such as utilities) described in the foregoing clause (v) that may not be definitively ascertainable at the Closing shall be adjusted between the parties and paid or reimbursed as appropriate after the Closing Date.

           (b)  Buyer shall pay the Seller the total Purchase
Price (less (x) the amount for inventory provided in the foregoing subsection 2(a)(ii) and (y) the escrow deposit provided for in subparagraph (d) and any interest earned thereon) in cash or its equivalent to Seller on the Closing Date.

           (c) The amount of the Cash On-Hand and the count of the Seller's useable food and paper goods inventory located at the Restaurant Locations on the Closing Date shall be determined by the taking of a physical inventory jointly by representatives of the Buyer and Seller on the night before the Closing Date. The pricing of such inventory shall be established in accordance with Seller's recent past practices as set forth in the Seller's price list previously delivered to Buyer. Any inventory items the cost of which the Buyer in good faith determines are in excess of those shown on said price list may be removed by Buyer from the Purchased Assets. Payment for such inventory included in the Purchased Assets shall be made by Buyer to Seller in cash or its equivalent within 21 days after the Closing Date.

           (d) Upon signing this Agreement, the Buyer shall give the Seller a deposit in the amount of Two Hundred Thousand ($200,000.00) Dollars to be held by the law firm of Doherty, Wallace, Pillsbury and Murphy, P.C. as escrowee of said deposit (hereinafter "Escrow Agent"). Said deposit shall be invested in an interest-bearing account. The Buyer shall be entitled to all interest earned on the deposit through the Closing Date in connection with the purchase of the Purchased Assets by the Buyer or if the Buyer is entitled to the return of the deposit pursuant to this Agreement. The entire deposit, including any interest earned thereon, shall be applied towards the Purchase Price on the Closing Date.

      3.   Allocation of Purchase Price.

           The Seller and Buyer agree that the total Purchase
Price for all of the Purchased Assets and the Trademark License shall be allocated among the Purchased Assets and the Trademark
License as follows:

      Leasehold Improvements:                   $  900,000.00

      Furniture and Fixtures, Equipment
      and other Purchased Assets (exclusive
      of food and paper Goods Inventory
      and Cash On-Hand):                        $1,600,000.00

      Cash On-Hand:                             Amount thereof

      Food and Paper Goods Inventory:           Determined per
                                                Section 2

      Trademark License, goodwill and
      other intangibles:                        $1,000,000.00

           The purchase price of the Inventory shall be the amount determined under Section 2(c) above.

      4.   Leases.

           The Seller and Buyer agree to enter into leases or subleases for each of the Restaurant Locations in accordance with the rental and option terms all as more particularly set forth in Exhibit "E" attached hereto and made a part hereof. With respect to the locations owned by an affiliated party of the Seller, the affiliated party as Landlord and the Buyer as Tenant shall enter into a lease, the form of which marked Exhibit "F" is made a part hereof. With respect to the Restaurant Locations leased by the Seller, the Seller as sublandlord and the Buyer as subtenant agree to enter into a sublease, the form of which marked Exhibit "G" is attached hereto and made a part hereof, with such changes thereto as may be required or requested by the Seller's landlord that are reasonably acceptable to the Buyer. The leases and subleases contemplated by this Section 4 are hereinafter collectively referred to as the "Leases".

      5.   Certain Contingencies.

           The obligations of the Buyer and Seller to consummate the purchase and sale of the Purchased Assets, the Trademark License, the Leases and the other closing transactions contemplated hereby (the "Overall Transaction") are subject to the following conditions precedent (in addition to the documentary and other conditions to such obligations set forth elsewhere (including Sections 11 and 12 of) in this Agreement":

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           (a)  The Buyer shall not be obligated to consummate
the Overall Transaction in respect of any Restaurant Location:

           (i) as to which there exists any non-compliance with respect to any applicable Environmental Law or any applicable Occupational Health and Safety Law
                (as hereinafter defined);

          (ii) that is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or any Occupational Health and
                Safety Law;

         (iii) as to which there has been received any notice or inquiry: (A) that any owner or operator thereof may be in violation of any Environmental Law or any Occupational Health and Safety Law,
                (B) threatening the commencement of any
                proceeding relating to allegedly unlawful, unsafe or unhealthy conditions, or (C) alleging that any owner or operator thereof is or may be responsible for any response, cleanup or corrective action (including but not limited to any remedial investigation/feasibility studies under any Environmental Law or any Occupational Safety and Health Law);

          (iv) that is the subject of any federal, state or local investigation evaluating whether any investigation, remedial action or other response is needed to respond to: (A) a spillage, disposal or release or threatened release into the environment or any Hazardous Material (as hereinafter defined) or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (B) any allegedly unsafe or unhealthful condition;

           (v) as to which there has been filed any notice under or relating to any Environmental Law or any Occupational Health and Safety Law indicating or reporting: (A) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (B) any potentially unsafe or unhealthful condition, or as to which there exists a basis for such a notice (whether or not actually filed); or

          (vi) as to which any owner or operator thereof has any contingent liability in connection with: (A) any actual or potential spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on the Restaurant Location premises or on any other premises, or (B) any unsafe or unhealthful condition.

           For purposes of this Agreement, the term:

           "Environmental Law" means the federal Clean Air Act of 1970, as amended, the federal Clean Water Act, as amended, the federal Resource Conservation and Recovery Act of 1976, as amended, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, the federal Toxic Substances Control Act, as amended, any other federal state, or local statute, law, ordinance, code, rule, regulation, order or decree or other legal, judicial or regulatory requirement regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, emission and effluent restrictions, nuisance laws, ordinances, rules and standards of conduct and other requirements relating to manufacturing, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any noise, odor, waste, radiation, pollutant or contaminant or other substance, whether solid, liquid or gas, in each case as from time to time in effect.

           "Hazardous Materials" means any toxic substance, hazardous substance, hazardous material, hazardous chemical or hazardous waste defined or qualifying as such in (or for the purposes of) any Environmental Law (including, without limitation, Massachusetts General Laws Chapter 21E), or any pollutant or contaminant, and shall also include, but not be limited to, petroleum, including crude oil and any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended or hereafter amended, polychlorinated biphenyls and asbestos in any form or condition.

           "Occupational Health and Safety Law" means the federal Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other legal, judicial or regulatory requirement regulating, relating to, or imposing liability or standards of conduct concerning employee health and/or safety.

           Buyer has ordered and commenced (or promptly hereafter will order and commence) environmental audits and site assessments with respect to each of the Restaurant Locations ("Site Assessments") for the purposes of determining whether any of the conditions or circumstances described above in this
Section 5(a) (each, an "Environmental Condition") exists. In the event that any Site Assessment or any tests or work done in connection therewith indicate the existence of any Environmental Condition at any Restaurant Location, Buyer shall by June 15, 1995 (if practicable, or if not, promptly thereafter) notify the Seller thereof, who shall have the right, but not the obligation, to attempt the cure thereof. The cost of the Site Assessments (and any related tests and work done) shall be borne by Buyer and Seller shall reimburse Buyer in the amount of $10,000.00 for the cost of such Site Assessments, tests and work.

           (b) The Buyer shall not be obligated to consummate the Overall Transaction in respect of any Restaurant Location as to which there exists, with respect to the building structures and other improvements at such Restaurant Locations (the "Buildings and Related Improvements") (A) any (x) structural, mechanical or operating defect or weakness, any unreasonably unsafe or unsound condition, or (y) failure to comply with any federal, state or local statute, law, ordinance, code, rule, regulation, order or decree or other legal, judicial or regulatory requirement (including, without limitation, any state or local fire, electrical, plumbing or building code requirements), or (z) failure to comply with any fire, electrical, plumbing or building standards generally accepted by insurance companies operating in the area of the Restaurant Locations, concerning any of the following:

                (i) the structure or integrity of the Buildings and Related Improvements, including without limitation the foundations, walls, roofs, floors and support; or

               (ii) any of the mechanical systems servicing the Buildings and Related Improvements, including without limitation all HVAC, plumbing and electrical systems; or

              (iii)   water and sewer systems servicing the
                      Buildings and Related Improvements;

or (B) any of the following conditions:

               (iv) the presence of wood boring insects and/or damage caused thereby;

                (v) the presence of asbestos in the Buildings and Related Improvements; and

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               (vi)   any other matter affecting or relating to
                      the physical condition of the Buildings and Related Improvements.

Any such defect, weakness, failure to comply or condition is hereinafter referred to as a "Building or Related Improvements
Condition").

      The Seller hereby represents and warrants to the Buyer that, to the best of its knowledge, there are no Building or Related Improvements Conditions with respect to any of the Restaurant Locations, except as set forth in Exhibit "H" attached hereto and made a part hereof (the "Disclosed Building or Related Improvements Conditions"). The Buyer has obtained or promptly hereafter shall obtain such engineering reports ("Engineering Reports") (at the Buyer's sole cost and expense) with respect to the Disclosed Building and Related Improvements Conditions as it shall deem to be reasonable under the circumstances. The Seller and Buyer agree that the Seller shall have the right, but not have the obligation, to repair any defects identified in Exhibit H or by the Engineering Reports, provided the Seller promptly and diligently takes such action.

           (c) The Buyer shall not be obligated to consummate the Overall Transaction in respect of any Restaurant Location as to which the Buyer is unable to acquire all governmental permits, licenses and other approvals necessary for the Buyer to operate its restaurant business at the Restaurant Locations in substantially the same manner as currently being operated by the Seller. The Buyer agrees to attempt to obtain the governmental approvals diligently, conscientiously and in good faith. The Seller agrees to cooperate fully with the Buyer in connection with the Buyer's attempt to obtain the governmental approvals.

           (d) The Buyer shall not be obligated to consummate the Overall Transaction in respect of any Restaurant Location as to which the Seller is unable to secure, at no cost to Buyer: (i) releases of all security interests and other Liens filed or recorded against, or otherwise in existence with respect to, the Purchased Assets there located(including, without limitation, releases of all property retention, liquidation and other priority rights with respect to any Purchased Assets in favor of any mortgagee of Seller (or affiliate of Seller), any landlord of Seller (or other fee title owner), or any mortgagee of any landlord of Seller, (or other fee title owner), (ii) such consents and approvals as may be necessary from any Restaurant Location landlord or overlandlord, or any mortgagee of any such landlord or overlandlord, in order to put the Buyer in possession and control of such Restaurant Location and the Purchased Assets there located pursuant to the applicable Lease, (iii) such consents and approvals as may be necessary from any Restaurant Location landlord or overlandlord, or any mortgagee of any such landlord or overlandlord, in order to allow the Buyer's lending bank(s) to obtain and/or record a leasehold mortgage in respect of the applicable Lease and a security agreement and Uniform Commercial Code financing statements in respect of Purchased Assets located at such Restaurant Location, and (iv) such non-disturbance, attornment, estoppel and/or other agreements or certificates, and such modifications to the applicable Lease, from any Restaurant Location landlord or overlandlord, or any mortgagee of any such landlord or overlandlord, as the Buyer's lending bank(s) may require. Seller shall deliver the foregoing on or before the date of Closing and may use any part of the Purchase Price in order to obtain the foregoing.

           (e) It is understood and agreed that the Buyer will have a title search performed for each of the Restaurant Locations in order to determine that the Seller is able to give the Buyer marketable leasehold title to each of the Restaurant Locations, subject to the mortgages on the fee title thereto existing on the date of this Agreement. In the event that any such title search establishes one or more defects in the title which prevents the Seller from giving marketable leasehold title to the Restaurant Locations (subject to such mortgages) or marketable title to the Purchased Assets to the Buyer, then the Buyer shall give written notice of such defect to the Seller. Seller shall have the right, but not the obligation, to take the appropriate steps to cure such title defect provided it shall do so promptly and diligently. It is understood and agreed that such title searches shall be performed diligently and conscientiously and at the expense of the Buyer.

           (f)  In the event that one or more of the
contingencies expressed above in this Section 5 is not satisfied or is not in the process of being satisfied for any one or more Restaurant Locations by the later to occur of the dates specified in Sections 14(a)(i)(y) and 14(a)(ii), then the Buyer shall have the option to remove such Restaurant Location(s) from the terms of this Agreement and the Purchase Price shall be reduced by an amount mutually agreed upon by Buyer and Seller. In the event that the parties are unable to agree on the amount of such reduction, then such dispute shall be promptly referred to arbitration pursuant to Section 17 of this Agreement. In the event that more than four Restaurant Locations are removed from this Agreement as aforesaid, then the Buyer or Seller shall have the option to terminate this Agreement by giving written notice of such termination to the other party on or before the Date of Closing. In the event that either party gives such written notice of termination in accordance with the provisions of this Agreement on or before the date of closing, then this Agreement shall terminate and be of no further effect and the deposit with the interest earned thereon shall be paid to the Buyer by the Escrow Agent. After the Closing Date, the Seller shall have the right to use the Trademarks at and for any Restaurant Location removed from the terms of this Agreement. Termination of this Agreement under this Section 5(f) shall also automatically and irrevocably terminate all rights and obligations hereunder (including any claim by any party hereto based upon any actual or alleged breach of any representation, warranty, covenant or agreement herein by another party hereto) but excluding any claim by any party hereto based upon any actual or alleged breach by another party hereto of Section 10(c).

      6.   Bulk Sales.

           The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transaction contemplated herein; provided, however, that any loss, liability,obligation or costs whatsoever, directly or indirectly suffered by Buyer as a result of failure to comply therewith shall be borne by the Seller. In the event that any of the creditors of the Seller shall make any claim against the Buyer or against the Purchased Assets pursuant to the Massachusetts Bulk Sales Law, Buyer may pay creditors of Seller after giving Seller fifteen (15) days prior written notice of such claim, or such earlier date as may be necessary or advisable to prevent any adverse action being taken against Buyer or any of the Purchased Assets, and then, at Buyer's election, recover such amount from the Seller. In the event of such payment by the Buyer, the Seller, or in the event of default by the Seller,George and Ronald, shall fully reimburse the Buyer forthwith plus interest at the prime rate of interest as published in the Wall Street Journal on the date of such payment plus four percent (4%) on the amount paid by the Buyer to such creditor of the Seller.

      6.a. Seller's Employees.

           The Buyer will use its reasonable efforts to hire all of Seller's restaurant employees who work at any of the Restaurant Locations including but not limited to managers, cooks, waiters and waitresses. In connection therewith, the Buyer agrees that prior to Closing it will take applications from all of said restaurant employees of the Seller for employment commencing on the date of Closing. Any such employee employed by Buyer will be entitled to credit for his or her years of service with the Seller for purposes of determining the benefits to which such employee may be entitled from the Buyer(including but not
limited to vacation benefits).   In addition, the Buyer agrees
that prior to Closing it will interview all other employees of the Seller who desire to be employed by the Buyer after the date of Closing. The Buyer will be given reasonable access to the Seller's employees prior to Closing for the purpose of interviewing such employees. It is understood and agreed that the Seller shall be responsible for all entitlements and obligations accrued to Seller's employees prior to the date of Closing (including, without limitation, those arising under any Plan (as defined in Section 7(p)) and that Buyer shall have no liability or obligation therefor (except for accrued vacation pay applied to reduce the Purchase Price). The Seller agrees that it will indemnify and hold Buyer harmless from and against any Losses directly or indirectly incurred, sustained or required to be paid by Buyer based upon or arising out of any claims of employees or former employees of Seller arising out of (x)the Seller's employment of any such employee or former employee prior to the date of Closing or (y) any Plan. The Buyer shall fully assume any and all obligations arising after the date of Closing with respect to former employees of the Seller employed by the Buyer after the date of Closing and Seller shall have no liability or obligation therefor. The Buyer agrees that it will indemnify and hold Seller harmless from and against any Losses directly or indirectly incurred, sustained or required to be paid by Seller based upon or arising out of any such claims from any of the Seller's former employees arising out of employment by the Buyer after the date of Closing or the Seller's furnishing or transferring any personnel files of such employees to the Buyer. The indemnification provided for hereunder will include all expenses incurred by the Seller or the Buyer (as the case may be) including reasonable attorneys fees attributable to any such claim.

      7.   Representations and Warranties of Seller.

           The Seller represents, warrants, covenants and agrees with Buyer as follows:

           (a) The Seller has all requisite power and authority to own, operate and lease the Restaurant Locations and to carry on its business as now being conducted at the Restaurant
Locations.

           (b) All tax returns required to be filed by Seller, or otherwise in respect of the Restaurant Locations, in any jurisdiction have in fact been timely filed and are complete and correct in all material respects, and all taxes, assessments, fees and other governmental charges upon or assessed against the Seller, or otherwise in respect of the Restaurant Locations, pursuant to such tax returns, and all other assessments, notices of tax deficiencies,penalties and interest, if any, have been or will be paid prior to the date of Closing. The Seller has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement or other document extending or having the effect of extending the statute of limitations or
period of assessments or collection of any taxes.   The Seller is
nota party to any pending action or proceeding nor is any action or proceeding threatened by any governmental authority for assessment or collection of taxes and no claims for assessment or collection of taxes has been asserted against the Seller.

           (c) To the best knowledge of the Seller, the Restaurant Locations are not in violation of any applicable law, ordinance, regulation, order or requirement of any governmental authority relating in any manner whatsoever to the business of the Seller or the Restaurant Locations (including, without limitation, any Environmental Law and any Occupational Health and Safety Law).

           (d) All of the Purchased Assets shall be free and clear of all Liens and other encumbrances on the date of Closing, and the Seller has good title to all the Purchased Assets.

           (e) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

           (f) The Seller has the power and authority to execute, deliver and perform this Agreement and the other instruments, agreements, certificates and other documents required to be delivered by it to the Buyer on the date of Closing or otherwise in connection with this Agreement.

           (g) This Agreement has been duly executed and delivered by the Seller,Ronald and George (the "Seller Parties").

The documents to be delivered by any Seller Party pursuant to or in connection with this Agreement will be duly executed and delivered by the Seller Parties party thereto. This Agreement is, and any documents delivered pursuant hereto or in connection with this Agreement will be, the legal, valid and binding obligations of the Seller Parties party thereto, enforceable against such Seller Parties in accordance with their respective terms.

           (h) Neither the execution or delivery of this Agreement or any of documents delivered pursuant hereto or in connection herewith, nor the performance by the Seller Parties of any of the transactions contemplated hereby or thereby, conflicts with, or constitutes a breach of or a default under
(i) any material law, rule, or regulation or any judgment, order, writ, injunction or decree of any court applicable to any of the Seller Parties, Restaurant Locations, Purchased Assets, or Trademarks (ii) any applicable rule or regulation of any administrative agency or other governmental authority applicable to any of the Seller Parties, Restaurant Locations, Purchased Assets, or Trademarks (iii) the Articles of Organization or By-Laws of the Seller or (iv) any material agreement, indenture,instrument or contract to which the Seller is now a party or by which it is bound.

           (i) No consent or approval of any person is required in connection with the execution and delivery of this Agreement or of any of the other documents delivered pursuant hereto or in connection herewith by the Seller Parties or for the consummation by the Seller Parties of the transactions contemplated hereby or thereby except for such consents and approvals as are referred to in Sections 5(c) and 5(d) hereof.

           (j) There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the best knowledge of the Seller, threatened or contemplated, nor is there any basis therefor, against or affecting the Seller, any Restaurant Location or any of the Purchased Assets or Trademarks, at law or inequity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before any arbitrator of any kind.

           (k) The Seller is not a party to any contracts, agreements or understandings, whether written or oral, which relate to or affect the business or use of any of the Restaurant Locations, Trademarks or Purchased Assets or by which any of the Restaurant Locations, Trademarks or Purchased Assets may be bound that will according to the terms thereof, be binding upon the Buyer as purchaser of the Purchased Assets,including without limitation any contracts, agreements or understandings whether written or oral.

           (l) As of the date of Closing all obligations (except for vacation pay applied to reduce the Purchase Price) of the Seller to any of the Seller's employees who are then currently working, or who had worked, at any of the Restaurant Locations shall be fully and completely satisfied by the Seller, including without limitation the payment of all amounts due such employees.

        (m) Seller has good leasehold title to the Restaurant Locations and good and marketable title to the Purchased Assets and the Trademarks, free and clear of all Liens other than: (i) Liens which do not affect the marketability of the title to such assets and do not materially detract from the value of such assets or the use or enjoyment thereof in the ordinary course of business, and (ii) Liens which will be released or discharged (including of record, if appropriate) on or prior to the Closing Date. To the best of the Seller's knowledge, the Purchased
Assets: (A) are in good operating condition,order and repair (subject to such ordinary wear and tear as in the aggregate does not have a material adverse effect upon the businesses, assets, revenues, condition (financial or otherwise) or prospects of the Restaurant Locations), (B) are capable of being used for the purposes for which they are presently being used without the need for repair or replacement except in the ordinary course of business, (C) constitute (together with the properties to be subject to the Leases and Seller's commissary operations) all of the tangible assets that are used in the operations of, and are necessary to operate, the Restaurant Locations as family restaurants, and (D) have not been affected by any fire, accident, act of God, or any other casualty that materially and adversely affects the businesses, assets, revenues, condition (financial or otherwise) or prospects of the Restaurant Locations. Seller has not received any notice of any pending or threatened condemnation or eminent domain proceeding in respect of any Restaurant Location.

           (n) To the best knowledge of Seller, no third party has any rights in or to the Trademarks nor does there exist any infringements thereof. There is no pending or, to the best knowledge of Seller, threatened or contemplated action, suit, proceeding or claim by others challenging the validity or scope of the Trademarks or the Seller's rights thereto or claiming that the Trademarks infringe upon or otherwise violate the intellectual property rights of others.

             (o) None of the employees of Seller is covered by any collective bargaining agreement as an employee of the Seller.

Seller has complied in all material respects with all applicable laws, statutes, ordinances and rules and regulations relating to the employment of labor, including, without limitation, those relating to wages, hours, unfair labor practices,discrimination and the payment of social security and similar taxes. Seller has not engaged in any unfair labor practice. There are no complaints against Seller pending or, to the best knowledge of Seller, threatened or contemplated before the U.S. National Labor Relations Board or any similar state or local governmental authority. There are no representative elections, arbitration proceedings, labor strikes, slow-downs or stoppages, grievances or other labor troubles pending or, to the best knowledge of Seller, threatened or contemplated with respect to the employees of Seller. To the best of Seller's knowledge, all information provided by Seller to Buyer in connection with its employees, and their salaries and wages and other matters, is correct and complete in all material respects.

           (p) As used in this Agreement, the term "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all bonus, deferred compensation, incentive compensation,excess benefit, stock, stock option, severance, termination pay, change in control and death benefit plans, contracts, programs, agreements or arrangements of any kind and all material fringe benefit plans (including but not limited to those providing medical, dental, vision,disability, life insurance and vacation benefits) currently maintained, sponsored, administered or contributed to by Seller, or under which Seller has any present or future obligation or liability. To the best of Seller's knowledge, each of the Seller's Plans has been maintained and administered in all material respects in compliance with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), or if compliance is not affirmatively required, then not in violation of ERISA or the Code, and with their terms(except that in any case in which a Plan is currently required to comply with a provision of ERISA or the Code, but is yet required to be amended to reflect such provision, it has been administered in accordance with such provision). Seller has no Plans other than a "401(k)"Plan, a Vacation Pay Plan and a medical Plan, the relevant documents of which Seller has delivered to Buyer. Neither the Seller nor any other employer (an "Affiliate") that is, or was at any time after September 2, 1974, together with the Seller, treated as a "single employer"under section 414(b), 414(c) or 414(m) of the Code, has incurred any liability which could subject Buyer or any of its Affiliates to material liability under ERISA. None of the Restaurant Locations, Trademarks or Purchased Assets are subject to any Lien under Code section 401(a)(29), ERISA Section 302(f) or Code section 412(n), ERISA Section 4068 or arising out of any action filed under ERISA Section 4301(b). Neither the Seller or any current Affiliate is, or within the seven years immediately preceding the date of this Agreement was, required to contribute to any multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA. All contributions to Plans required to be made on or before the date hereof have been timely made. To the best of Seller's knowledge, there are no disputes, claims, actions, suits or proceedings, or governmental or administrative investigations, pending or threatened against or with respect to any Plan. To the best of Seller's knowledge, there is no Plan under which any employee or former employee of Seller is entitled to claim or receive severance pay or benefits.

           (q) Since April 2, 1995, Seller has conducted the businesses and operations of the Restaurant Locations only in the ordinary course consistent with past practice, and there has been no material adverse change in the business, assets, revenues, or financial condition of the Restaurant Locations.

           (r) All information and data previously provided, or that may in the future be provided, by Seller (or any of its agents or advisors) to Buyer (or any of its agents,lenders or advisors) relative to the Restaurant Locations, the business and operations thereof, the Purchased Assets and/or the Trademarks, is and will, to the best of Seller's knowledge, be complete and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the information therein, in light of the circumstances under which they were made, not misleading.

      8.   Representations and Warranties of the Buyer.
The Buyer represent, warrants, covenants and agrees with Seller as follows:

           (a) The Buyer has all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted.

           (b) All tax returns required to be filed by Buyer in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon or assessed against the Buyer pursuant to such tax return assessment notices of deficiency have been paid.

           (c) The Buyer has the power and authority to execute, deliver and perform this Agreement and the other instruments, agreements, certificates or other documents required to be delivered by it to the Seller on the date of Closing or otherwise in connection with this Agreement.

           (d) This Agreement has been, and the documents delivered by Buyer pursuant hereto or in connection with this Agreement will be, duly executed and delivered by the Buyer. This Agreement is and each of the Buyer's documents delivered pursuant to this Agreement or in connection herewith will be the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

           (e) No consent or approval of any person is required in connection with the Buyer's execution and delivery of this Agreement or of any of the other documents delivered pursuant hereto or in connection herewith by the Buyer or for the consummation by the Buyer of the transactions contemplated hereby or thereby except for such consents and approvals as are referred to in Sections 5(c), 5(d) and 11(f) hereof.

      9.   Information and Records Concerning the Business.

           (a) The Seller agrees that the Buyer, its lending bank and their respective authorized counsel, accountants and other representatives may, from time to time prior to the date of Closing, make, or cause to be made, such reasonable investigation of the operation of the Seller's business as the Buyer or such other parties reasonably deems necessary or advisable to familiarize themselves with the Seller's business, the Restaurant Locations and/or Purchased Assets. The Seller agrees to permit the Buyer, its lending bank and such authorized representatives upon reasonable notice to have full access to the relevant books and records of the Seller relating to the Seller's business, the Restaurant Locations, Trademarks and/or Purchased Assets, at reasonable business hours, and the Seller agrees to furnish the Buyer its lending bank and such authorized representatives with such operating data, personnel files and other information and copies of documents with respect to the Seller's business, the Restaurant Locations, Trademarks and/or Purchased Assets(collectively the "Business Information") as the Buyer, its lending bank and/or such authorized representatives shall reasonably request from time to time. No such investigation by the Buyer or its lending bank or such authorized representatives shall affect any of the Seller's representations and warranties in this Agreement.

           (b) In the event of termination of this Agreement prior to the date of Closing, the Buyer shall deliver to the Seller all documents, work papers and other materials obtained from the Seller or the Seller's representatives relating to the Seller, its business or the transactions contemplated by this Agreement, regardless of whether such documents,work papers or other materials were obtained before or after the execution of this Agreement. The Buyer will not reveal or make known to any person or entity (except its lending bank and the counsel, accountants and other authorized representatives of Buyer or its lending bank) or use in its own business or otherwise any such information, except that this restriction shall not apply to any information (i) which was in, is in or comes into the public domain, (ii) which at any time lawfully came or comes in to the possession of the Buyer its lending bank or such authorized representatives from third parties who at the time the information came or comes into the possession of the Buyer, had or have a right to disclose such information otherwise than in connection with this Agreement, or (iii) which is required to be disclosed by law, rule, regulation or court order or decree.

      10.  Obligations of the Parties Until Closing.

           (a) Between the date of this Agreement and the date of Closing, the Seller shall conduct and maintain its business in the ordinary course of business consistent with past practice. The Seller shall maintain its corporate existence, and the Seller shall not be merged or consolidated with or into any other entity, and no other entity shall merge or consolidate with or into the Seller. In addition, Seller shall refrain from taking any action,and not suffer to exist any event or circumstance within its control, which would render any of its representations and warranties contained in this Agreement inaccurate in any material respect as of the Closing Date and shall promptly advise the Buyer of any such event or circumstance.

           (b) Between the date of this Agreement and the date of Closing, Seller shall:

                (i)   Maintain the Restaurant Locations and
                      Purchased Assets in the same condition
                      existing on the date of this Agreement
                      except for changes in the ordinary course of business;

               (ii)   Maintain in full force and effect all
                      licenses, permits, easements, rights and other authorizations currently in effect with respect to the Restaurant Locations, Trademarks and/or Purchased Assets;
              (iii) Use its best efforts to maintain in full force and effect the insurance policies and binders currently in effect with respect to the Restaurant Locations and/or Purchased Assets;

               (iv) Use its best efforts to preserve intact the present business organization of the Seller, keep available the services of the Seller's present employees and agents, and retain the Seller's relations and good will with suppliers, employees and any others having business relating to the Restaurant Locations, Purchased Assets and/or Trademarks;

                (v)   Use its best efforts to carry on the
                      Seller's business at the Restaurant
                      Locations diligently and in the same manner as conducted prior to the execution of this Agreement and, with respect to the Purchased Assets, Trademarks and the Restaurant Locations, the Seller shall not make or institute any different methods of, or enter into any new or renewed contract, agreement, understanding or commitment with respect to, the purchase, sale, lease, management, accounting or operation except in the ordinary course of business;

               (vi) Except with the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed, the Seller shall not grant any increase in the rates of pay or fringe benefits of any hourly employees of the Seller who may or will become an employee of the Buyer except for scheduled increases previously disclosed to the Buyer and consistent with past practices;

              (vii) Maintain all of the books and records of the Restaurant Locations in accordance with past practices;

             (viii) Promptly advise the Buyer in writing of the threat or commencement against the Seller of any dispute, claim, action, suit or proceeding, arbitration or investigation known to the Seller which could materially or adversely affect the operations, properties, assets or prospects of the Restaurant Locations, Purchased Assets and/or Trademarks;

               (ix) Not permit or suffer to exist any Lien on or against the Restaurant Locations,
                      Purchased Assets and/or Trademarks not in existence on the date hereof; and

                (x) Not solicit an offer from, or enter into any negotiations, agree in principle or contract with (conditionally or otherwise), any other person or entity with respect to, or take any other action, directly or indirectly, to cause, promote or authorize, any transaction competing or interfering with, or which may have the effect of frustrating, any of the transactions contemplated by this Agreement.

           (c) The Seller Parties and Buyer shall use their respective best efforts to cause the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement to be satisfied, to the extent that the satisfaction of such conditions is in the control of any such Seller Party or Buyer (as the case may be), in each case, as promptly as practicable after the date hereof; provided, however, the foregoing shall not constitute a limitation or expansion upon the covenants and obligations of any party otherwise expressly set forth in this Agreement nor require either the Buyer or Seller to incur any cost except as specifically required herein.

      11.  Conditions Precedent to Buyer's Obligations.

           Unless waived by the Buyer, the obligation of the Buyer to consummate the Overall Transaction in accordance with this Agreement is subject to the fulfillment of each of the following conditions (in addition to those set forth in Section 5 hereof):

           (a) The Seller's representations and warranties contained in this agreement or in any exhibit, list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the date of Closing as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions contemplated hereby.

           (b) The Seller shall have performed or complied with each of its agreements and covenants required by this Agreement to be performed or complied with by the Seller prior to or at the date of Closing.

           (c) The Seller shall have delivered to the Buyer an opinion, dated as of the date of Closing, of Doherty, Wallace, Pillsbury and Murphy, P.C., counsel for the Seller, inform and substance reasonably acceptable to the Buyer, with respect to the authorization by the Seller's directors and shareholders of the transactions contemplated by this Agreement and the enforceability against the Seller of its obligations pursuant to this Agreement, the Leases, Trademark License Agreement and other documents contemplated by this Agreement, subject only to normal and customary exceptions.

           (d) No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (other than Buyer) (i) seeking to restrain, enjoin or hinder, or seeking damages on account of, the consummation of the transactions contemplated by this Agreement, or (ii) which could reasonably be expected to have a material adverse effect on any of the Restaurant Locations, Purchased Assets and/or Trademarks.

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           (e)  Since the date of this Agreement there shall not
have been any material adverse change in the condition (financial or otherwise), assets, properties or operation of,or any material damage or destruction to, any of the Purchased Assets, Trademarks or Restaurant Locations.

           (f) Buyer shall have obtained from its lending bank, Bank of America Illinois, the additional financing described in the letter of such bank dated May 26, 1995 a copy of which has been provided to Seller (the "Commitment Letter") on substantially the terms set forth in such Commitment Letter, and the funds or additional funds to be made available by such Bank as contemplated by the Commitment Letter shall have been made fully available to Buyer as set forth therein.

           (g) Seller shall have executed and delivered to Buyer the Trademark License Agreement.

           (h) Seller shall have executed and delivered to Buyer a Bill of Sale covering the Purchased Assets substantially in the form attached hereto as Exhibit I (the "Bill of Sale").

           (i) Seller shall have executed and delivered to Buyer a certificate that: (i) certifies true and correct copies of Seller's articles of organization, as amended, and by-laws,as amended, and all Board of Directors and/or shareholder resolutions adopted in respect of this Agreement and the transactions contemplated hereby; and (ii) certifies to the matters set forth in subsection (a) and (b) of this Section 11.

           (j) Seller shall have executed and delivered to Buyer a receipt for the portion of the Purchase Price payable at Closing.

           (k) Seller shall deliver to the Buyer a Certificate of Legal Existence and a Certificate of Good Standing from the Massachusetts Secretary of State with respect to the Seller and a Certificate of Good Standing from the Massachusetts Department of Revenue with respect to the Seller.

           (l) Seller shall furnish to Buyer a waiver of corporate excise tax lien under Mass. G.L. Chapter 62C, Section
52 in connection with the sale of the Purchased Assets by Seller to Buyer.

           (m) The Seller shall execute, acknowledge and deliver any and all other documents which may be necessary or appropriate to carry out fully the intentions and undertakings of the Seller as set forth in this Agreement.

      12.  Conditions Precedent to Seller's Obligations.

           Unless waived by the Seller, the obligation of the Seller to consummate the Overall Transaction in accordance with the provisions of this Agreement is subject to the fulfillment of each of the following conditions:

           (a) The representations and warranties of the Buyer in this Agreement or on any exhibit, list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the date of Closing as through such representations and warranties were made at and as of such time, except to the extent affected by the transactions contemplated hereby.

           (b) The Buyer shall have performed or complied with each of its agreements and covenants required by this Agreement to be performed or complied with by the Buyer prior to or at the date of Closing.

           (c) The Buyer shall have delivered to the Buyer an opinion, dated as of the date of Closing, of Dechert Price & Rhoads, counsel for the Buyer, in form and substance reasonably acceptable to the Seller, with respect to the authorization by the Buyer's directors of the transactions contemplated by this Agreement and the enforceability against the Buyer of its obligations pursuant to this Agreement, the Leases, Trademark License Agreement and other documents contemplated by this Agreement subject only to normal and customary exceptions.

           (d) No action, suit, claim or proceeding shall have been commenced or threatened by any governmental authority or private party (other than Seller) seeking to restrain, enjoin or hinder, or seeking damages on account of, the consummation of the transactions contemplated by this Agreement.

           (e) Buyer shall have executed and delivered to Seller the Trademark License Agreement.

           (f) Buyer shall have executed and delivered to Seller the Bill of Sale.

           (g) Buyer shall have executed and delivered to Seller a certificate that: (i) certifies true and correct copies of Buyers articles of incorporation, as amended, and by-laws, as amended, and all Board of Directors resolutions adopted in respect of this Agreement and the transactions contemplated hereby; and (ii) certifies to the matters set forth in subsection
(a) and (b) of this Section 12.

           (h) Buyer shall have delivered to Seller the portion of the Purchase Price payable at Closing.

           (i) Buyer shall execute, acknowledge and deliver any and all other documents which may be necessary or appropriate to carry out fully the intentions of the Buyer as set forth in this Agreement.

      13.  Covenant Not to Compete.

           Each of George and Ronald agree that during the two
(2) year period following the date of Closing, neither of them shall, directly or indirectly, manage, operate,control, purchase, invest in, be employed by, participate in, consult with or become associated in any capacity with the operation, management, ownership or control of any family style restaurant with operations anywhere in New England. It is understood and agreed that the operation or ownership of P.J. Scott and Ivanhoe restaurants by George or Ronald does not violate this covenant because they are not family style restaurants. The Seller and George and Ronald acknowledge and agree that the Buyer does not have an adequate remedy at law in the event of any breach of this covenant and therefore George and Ronald agree that the Buyer shall be entitled to injunctive relief in the event of any breach of this covenant in addition to any and all other remedies that the Buyer may have as a result of such breach. The parties agree that if any portion of this covenant is held by a court of competent jurisdiction not to be enforceable, the scope and/or duration of the provisions of this covenant shall be reduced, and this covenant shall be deemed to have been correspondingly reformed automatically, to the extent necessary to maintain as much as possible the enforceability of this covenant in its original form. Notwithstanding any thing herein to the contrary, George and Ronald shall not be subject to the covenants of this
Section 13 with respect to their direct or indirect ownership or operation of any Restaurant Location(s) removed from this Agreement under Section 5 hereof, and they shall be entitled to own and/or operate such removed Restaurant Location(s) as a family style restaurant.

      14.  Closing.

           (a) The Seller and the Buyer agree that the closing with respect to the purchase of the Purchased Assets and the execution of the Leases and Trademark License Agreement pursuant to this Agreement and all related transactions (the "Closing") shall take place on such date mutually agreed upon by Seller and Buyer (as the case may be, the"Closing Date") that is no later than the later to occur of (i) the first business day after both:(x) all contingencies referred to in Section 5 hereof shall have been satisfied, waived and/or otherwise resolved as set forth therein with respect to each Restaurant Location, and
(y)Buyer shall have obtained from its lending bank, Bank of America Illinois, the additional financing described in the Commitment Letter on substantially the terms set forth in such Commitment Letter, and (ii) July 3, 1995, at 10:00 a.m. effective as of 12:01 a.m. on that date at the offices of Doherty, Wallace, Pillsbury and Murphy, P.C., One Monarch Place,Springfield, Massachusetts or at such other place or such other time as may be mutually agreed upon by the Seller and the Buyer.

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             (b)  This Agreement may be terminated by either
Seller (upon written notice to Buyer) or Buyer (upon written notice to Seller) if for any reason the Closing shall not have occurred on or before August 14, 1995 (the "Deadline Date"); provided, however,that neither such party shall be permitted to terminate this Agreement under this Section 14(b) if the Closing shall not have occurred by the Deadline Date by reason of a breach by such party (or, in the case of Seller, by any other Seller Party) of their obligations under Section 10(c). Termination of this Agreement under this Section 14(b) shall also automatically and irrevocably terminate all rights and obligations hereunder (including any claim by any party hereto based upon any actual or alleged breach of any representation, warranty, covenant or agreement herein by another party hereto) but excluding any claim by any party hereto based upon any actual or alleged breach by another party hereto of Section 10(c).

           (c)  The Seller shall deliver to the Buyer a
Certificate of Legal Existence and a Certificate of Good Standing from the Massachusetts Secretary of State with respect to the Seller and a Certificate of Good Standing from the Massachusetts
Department of Revenue with respect to the Seller.

           (d) The Seller shall furnish to Buyer a waiver of corporate tax lien under Mass. G.L. Chapter 62C, Section 52 in connection with the sale of the Purchased Assets by Seller to Buyer.

             (e)  The Seller and Buyer shall each execute
acknowledge and deliver any and all other documents which may be necessary or appropriate to carry out fully the intentions and undertakings of the parties as set forth in this Agreement.

           (f) The parties shall make such adjustments to the Purchase Price to reflect pro-rations of amounts due from the Seller prior to closing and from the Buyer after the closing as may be customary in transactions of this nature. Any items not so pro-rated at Closing shall be pro-rated promptly thereafter.

           (g) The Buyer shall be responsible for any sales or use tax due with respect to the motor vehicles included in the Purchased Assets as a result of the transactions contemplated by this Agreement.

      15.  Indemnification.

           (a)  Subject to the limitations set forth in this
Section 15(a), from and after the Closing Date Seller shall indemnify the Buyer and its directors, officers, employees, stockholder and affiliates (the Buyer and all of such other persons and entities being hereinafter referred to as the "Buyer Indemnified Persons") against, and hold the Buyer Indemnified Persons harmless from, any and all Losses (as defined below in this Section 15)directly or indirectly incurred, suffered, sustained or required to be paid by, any of the Buyer Indemnified Persons resulting from or arising out of: (i) any breach of any of the representations or warranties made by any Seller Party in or pursuant to this Agreement or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; (ii) any breach of any covenant or agreement made by any Seller Party in or pursuant to this Agreement or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing;(iii) any Environmental Condition that, in whole or in part, existed at a Restaurant Location prior to the Closing Date; and (iv) any matter or thing for which Seller has agreed to indemnify Buyer under Section 6.a. hereof.

           The right to indemnification under this Section 15(a) is subject to the following limitations:

           (A) The indemnification rights under this Section 15(a) shall expire at the respective times set forth in Section 15(e), and Seller shall have no liability under this Section 15(a) unless Buyer gives written notice to Seller asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 15(e) hereof.

           (B)  Indemnification for claims under this Section
                15(a) shall be payable hereunder only if and to the extent that the claimed Losses exceed $50,000
                (in the aggregate, not per occurrence).

           (C) Seller's liability for all Losses under Section 15(a)(i) and 15(a)(ii) shall in no event exceed the amount of $500,000.00; and Seller's liability for all Losses under Section 15(a)(iii) and 15(a)(iv) shall in no event exceed the amount of $1,000,000.00.

           In order to avoid any doubt, it is acknowledged and agreed by Seller that any Losses directly or indirectly incurred, suffered, sustained or required to be paid by any of the Buyer Indemnified Persons resulting from or arising out of any debt, liability or obligation not assumed under Section 1(c) hereof shall be indemnified by Seller without regard to any of the above survival period, "basket" or "cap" limitations.

           (b)  Subject to the limitations set forth in this
Section 15(b), from and after the Closing Date the Buyer shall indemnify Seller and its directors, officers, employees, stockholders and affiliates (the Seller and all of such other persons and entities being hereinafter referred to as the "Seller Indemnified Persons"), against, and hold the Seller Indemnified Persons harmless from, any and all Losses directly or indirectly incurred,suffered, sustained or required to be paid by, any of the Seller Indemnified Persons resulting from or arising out of:
(i) any breach of any of the representations or warranties made by Buyer in or pursuant to this Agreement or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; or (ii) any breach of any covenant or agreement made by Buyer in or pursuant to this Agreement or any other agreement, document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing.

           The right to indemnification under this Section 15(b) is subject to the following limitations:

           (A) The indemnification rights under this Section 15(b) shall expire at the respective times set forth in Section 15(e), and Buyer shall have no liability under this Section 15(b) unless Seller gives written notice to Buyer asserting a claim for Losses, including reasonably detailed specific facts and circumstances pertaining thereto, before the expiration of the periods of time that the underlying representations, warranties, covenants and agreements survive under Section 15(e) hereof.

           (B)  Indemnification for claims under this Section
                15(b) shall be payable hereunder only if and to the extent that the claimed Losses exceed $50,000
                (in the aggregate, not per occurrence).

           (C)  Buyer's liability for all Losses under this
                Section 15(b) shall in no event exceed the amount of $500,000.00.

           (c) For purposes of this Section 15, "Losses" means all losses, claims,judgments, damages (including, without limitation, punitive and consequential damages awarded to any third-party claimant based upon acts or omissions of the indemnifying party or an affiliate thereof), liabilities, payments and obligations, whether or not fixed in amount,and all costs and expenses, and shall include, without limitation, any costs of investigation,remediation or cleanup, any reasonable legal fees and costs incurred by any of the Buyer Indemnified Persons or Seller Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation as to which they are entitled to indemnification hereunder, regardless of whether or not any liability, payment,obligation is ultimately imposed against the Buyer Indemnified Persons or Seller Indemnified Persons and whether or not the Buyer Indemnified Persons or Seller
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
Indemnified Persons are made or become parties to an action, suit or proceeding in respect thereof, voluntarily or involuntarily.

           (d) With respect to any matter as to which any person or entity (the"Indemnified Person") is entitled to indemnification from any other person or entity (the"Indemnifying Person") under this Section 15, the Indemnified Person shall promptly notify the Indemnifying Person of such matter and following such notification shall have the right,but not the obligation, to contest, defend or litigate, and to retain counsel of its choice in connection with, any claim, action, suit or proceeding by any third party alleged or asserted against the Indemnified Person in respect of, resulting from, related to or arising out of such matter, and the costs and expenses thereof shall be subject to the indemnification obligations of the Indemnifying Person hereunder; provided, however, that if the Indemnifying Person acknowledges in writing its obligation to indemnify the Indemnified Person in respect of such matter to the fullest extent provided by this Section 15, the Indemnifying Person shall been titled, at its option, to assume and control the defense of such claim, action, suit or proceeding at its expense through counsel of its choice that is reasonably acceptable to the Indemnified Person if it gives prompt notice of its intention to do so to the Indemnified Person and reimburses the Indemnified Person for its costs and expenses incurred prior to the assumption by the Indemnifying Person of such defense. Neither an Indemnified Person nor an Indemnifying Person shall be entitled to settle or compromise any such claim, action,suit or proceeding without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

           (e) All representations and warranties contained herein or made pursuant to this Agreement shall survive the Closing for a period of two years after the Closing Date;provided, however, that the representations and warranties of Seller as to: (x) title shall survive without limitation, (y) taxes, litigation and proceedings and Section 7(c), shall survive for so long as the underlying statutes of limitation shall permit any claim or action to be brought against Buyer with respect thereto. Indemnification under Section 15(a)(iii) and 15(a)(iv) may be sought for so long as the underlying statutes of limitation shall permit any claim or action to be brought against Buyer with respect thereto. All covenants and agreements of the parties contained in or made pursuant to this Agreement and required to be performed prior to the Closing Date shall survive the Closing for a period of two years.

             (f) Notwithstanding anything to the contrary set forth in this Agreement,no party hereto shall have any liability to any other party hereto, or any of their respective directors, officers, employees, stockholders or affiliates, for any punitive, special or consequential damages by virtue of any breach of any representation, warranty, covenant or agreement in or pursuant to this Agreement or any document or instrument executed and delivered pursuant hereto or in connection herewith or the Closing; provided that the foregoing shall not be deemed to limit the obligation of any party hereunder to indemnify for Losses constituting punitive, special or consequential damages awarded to any third-party claimant based upon acts or omissions of the indemnifying party or an affiliate thereof.

      16.  Miscellaneous.

           (a) The Seller and Buyer represent and warrant to each other that no broker or agent was or is involved or in any way responsible for any of the transactions contemplated by this Agreement except Duff & Phelps Capital Markets Co. and Kevin Hartigan for whose services the Seller shall be solely responsible. The Seller and Buyer agree that they will indemnify and hold each other harmless from and against any breach of this representation and warranty by either of them. The indemnification obligations set forth herein shall survive the closing.

           (b) All notices, statements, demands, requests, consents, communications and certificates from any party to this agreement to any other party shall be made in writing and sent by United States certified mail, return receipt requested, postage prepaid or by overnight mail service for which a receipt is provided or by a telecopier or other electronic means of transmission for which a receipt is provided and delivered to the addressee,addressed as follows:

           If intended for the Seller:

                Abdow Corporation
                595 Cottage Street
                P.O. Box 329
                Springfield, MA  01101-0329
                Attention:  Ronald J. Abdow
                Fax No. (413) 733-9582

           With a copy to:

                Paul S. Doherty, Esquire
                Doherty, Wallace, Pillsbury and Murphy, P.C.
                One Monarch Place, 19th Floor
                1414 Main Street
                Springfield, MA  01144
                Fax No.  (413) 734-3910

           If intended for the Buyer:

                ELXSI d/b/a Bickford's Family Restaurants
                1330 Soldier's Field Road
                Boston, MA  02135
                Attention:  Daniel E. Bloodwell
                Fax No.  (617) 783-2554

           With a copy to:

                Claude A. Baum, Esquire
                Dechert Price & Rhoads
                477 Madison Avenue
                New York, New York  10022-5891
                Fax No.  (212) 308-2041

or to such other addresses or entities as any party hereto may from time to time direct by service of notice on any other party as provided above. Any references to any requirement that written notice be delivered that may be set forth in this Agreement may be deemed to include the delivery of notice by telecopier or other electronic means as provided above. Any such notices, statements, demands, requests, consents, communications or certificates shall be deemed to be given on the date the same are mailed or sent in accordance with the provisions of this paragraph.

           (c) Any announcements or similar publicity or other disclosure with respect to this Agreement or the transactions contemplated by this Agreement shall be only at such time and in such manner as the Seller and the Buyer shall mutually agree; provided that the foregoing shall not be deemed to prohibit or restrict such announcements or disclosures as may be required to be made by Buyer (or its parent corporation) under applicable securities laws, it being understood and agreed that Buyer shall give Seller reasonable written notice of and opportunity to comment on any such required announcements or disclosures.

           (d) Subject to the terms and conditions set forth in this Agreement, from and after the Closing the Seller and Buyer agree to take, or cause to be taken such actions,to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do or cause to be done all things necessary, proper or advisable as may be requested by the other party in order to further carry out fully and/or evidence the transactions contemplated by this Agreement.

           (e) The Seller and the Buyer acknowledge that the Escrow Agent also represents the Seller in connection with the transactions contemplated by this Agreement. The Buyer agrees that in the event of any dispute regarding the deposit, the Escrow Agent shall nevertheless be entitled to continue to represent the Seller. The Seller and the Buyer agree that the Escrow Agent shall not be liable for any action or non-action taken in good faith and without gross negligence in connection with the performance by the Escrow Agent of its duties hereunder, but shall be liable only for willful default, acts of bad faith and gross negligence. Without limiting the generality of the foregoing, in the event of any dispute with respect to the delivery of any amounts being held in escrow by the Escrow Agent, the Escrow Agent is authorized to retain such amounts and all interest thereon in its possession,without liability to any person, until such dispute has been settled by mutual agreement of the parties or by a final order, decree or judgment of an arbitrator or a court of competent jurisdiction and the time for appeal has expired and no appeal has been perfected. The Escrow Agent shall not be under any duty to institute or defend any such proceedings. In no event shall the Escrow Agent be required to take any action unless and until indemnified to its satisfaction by the party requesting such action. The Escrow Agent has executed this Agreement to indicate its acceptance of the provisions of this Agreement and its agreement to abide by those provisions of this Agreement that are applicable to the Escrow Agent. The Escrow Agent shall not be paid any fees or other amounts in connection with the performance by the Escrow Agent of its services hereunder. Neither this Agreement nor any interest or right hereunder shall be assigned by any party to this Agreement without the written consent of all the other parties to this Agreement.

           (f)  This Agreement sets forth the entire
understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements, commitments and understandings with respect thereto. No change or modification of this Agreement shall be valid unless made in writing, signed by all of the parties hereto.

            (g) Neither this Agreement, nor any of the rights and obligations of the parties hereunder, may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto; provided, however, that this Agreement and the rights of any party hereto to receive the performance of the obligations of any other party hereto and to assert claims against any other party hereto in respect of representations, warranties, covenants and agreements of any other party hereto may be assigned as collateral security to any bank, financial institution or other person or entity who shall have extended credit to the assigning party or any direct or indirect subsidiary, parent or other affiliate of the assigning party. Any such assignee of such rights shall take such rights subject to any defenses and counterclaims to which the obligors under this Agreement may been titled hereunder. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, executors and personal representatives.

            (h)  This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Massachusetts.

           (i) In order to assist Buyer and/or its parent corporation in the preparation of any financial statements in respect to the Restaurant Locations and Purchased Assets required to be filed by Buyer or its parent corporation under federal securities laws, from and after the date hereof (including after Closing Date) the Seller Parties shall upon reasonable written notice: (i) give to the Buyer and its counsel, accountants and agents, such access to, and opportunity to examine, the books, records, files, documents, properties and assets of the Restaurant Locations and/or Purchased Assets in the possession or control of any Seller Party as the Buyer shall from time to time reasonably request; and (ii) to the extent within their control, grant access to the officers, employees, counsel and accountants of the Seller and cause them to furnish such data and other information regarding the Restaurant Locations and/or Purchased Assets as they know or possess as the Buyer shall from time to time reasonably request. Any examination or investigation pursuant to this Section 16(i) shall be conducted in such manner as not to interfere unreasonably with the ordinary course of the business and operations of the Seller.

           (j) Except as otherwise expressly set forth in this Agreement, the Seller Parties (on the one hand) shall bear their own, and Buyer (on the other) shall bear its own,legal fees, accounting and audit fees, appraisal fees, investment banking fees, and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby.

           (k) The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Section and Exhibit references in this Agreement are to the referenced and Sections of, and Exhibits to, this Agreement unless the context otherwise requires.

           (l) The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief. In the event of any action to enforce the provisions of this Agreement, each party hereto shall waive the defense that there is an adequate remedy at law. Without limiting the remedies that may otherwise be available hereunder or under applicable law, in the event any party hereto fails to perform its obligations under this Agreement, the other parties hereto shall have, in addition to any other remedy at law or in equity, the right to specific performance.

           (m) Notwithstanding any other provision of this Agreement to the contrary,and except as expressly provided in
Section 15, this Agreement shall not create benefits on behalf of any employee or agent of Seller or any other person or entity not party hereto(including, without limitation, any investment banker, broker or finder, notwithstanding the provisions of
Section 16(a)), and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

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
           (n) This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      17.  Arbitration.

           If any dispute shall arise between the parties with respect to any of the provisions of this Agreement, or any breach hereof except an alleged breach of Section 13,the parties agree to submit such dispute to arbitration in accordance with the rules then obtaining of the American Arbitration Association.
The parties shall pay for their own costs and expenses in connection with any arbitration and shall pay for the cost of the arbitration itself in equal shares (subject to Section 15). The arbitration hearing shall be held in Worcester, Massachusetts.

      IN WITNESS WHEREOF, the parties hereto have signed this agreement as a sealed instrument as of the 31st day of May, 1995.

                                      THE SELLER,
                                      ABDOW CORPORATION

______________________                By:________________________
Witness                                  Its President,
                                         Ronald J. Abdow


                                      THE BUYER,
                                      BICKFORD'S FAMILY
                                      RESTAURANTS division of
                                      ELXSI

______________________                By:________________________
Witness                                  Its Vice President,

PAGE

      The undersigned hereby sign this Agreement solely for the purpose of being liable for their covenants contained in Sections
6 and 13 of this Agreement.


_______________________               ___________________________
Witness                               George T. Abdow


_______________________               ___________________________
Witness                               Ronald J. Abdow




We hereby acknowledge receipt of
the deposit in the amount of Two
Hundred Thousand ($200,000.00)
Dollars.

THE ESCROW AGENT,
DOHERTY, WALLACE, PILLSBURY
AND MURPHY, P.C.

By:_____________________________

PAGE

                         SCHEDULE OF EXHIBITS


EXHIBIT A -  List of Restaurant Locations

EXHIBIT B -  Contracts Relating to Restaurants

EXHIBIT C -  Description of Purchased Assets

EXHIBIT D -  Trademark License Agreement

EXHIBIT E -  Rent and Option Terms

EXHIBIT F -  Form of Lease between affiliated party of the Seller and Buyer

EXHIBIT G -  Form of Sublease between Seller as Sublandlord and
             Buyer as Subtenant

EXHIBIT H -  Disclosed Building and Related Conditions

EXHIBIT I -  Form of Bill of Sale